TIMOTHY SCHMIDT
AUGUST 19, 2005

                         SEVERANCE AGREEMENT AND RELEASE

      This document is an Agreement between me and 110 Media Group, Inc. (the "Company") for me to receive certain benefits, of which I acknowledge I have received, from the Company in exchange for a complete release.

      I am entering into this Agreement in order to sever my relationship with the Company and provide them with a complete release of any and all claims.

RELEASE

      In exchange for the benefits, I hereby release and forever discharge 110 Media Group, Inc., its subsidiaries and affiliates, predecessors, and assigns and their respective benefit and severance plans, plan administrators and fiduciaries, representatives, present and former officers, directors, stockholders, attorneys, agents and employees, and their heirs, executors, administrators, successors and assigns (collectively, the Company and its "Related Person"), from any and all rights, claims, causes of action, damages and liabilities of every kind whatsoever, known or unknown, suspected or unsuspected, which against them I or any of my executors, administrators, successors or assigns ever had, now have or hereafter can, shall or may have by reason of any matter, cause or thing whatsoever arising from the beginning of time to the time I sign this Agreement.

This release includes, but is not limited to:

(i) Any rights or claims relating in any way to my employment relationship with the Company, or the termination of my employment, or any rights or claims arising under any tort, employment contract (express or implied), public policy, whistleblower law, wrongful discharge or any other obligation including any claims arising under

      - the Age Discrimination in Employment Act of 1967, as amended, by the Older Workers Benefit Protection Act;
      -     Title VII of the Civil Rights Act of 1964, as amended;
      -     the Civil Rights Act of 1991, as amended;
      -     the Civil Rights Act of 1866;
      -     the Americans With Disabilities Act of 1990, as amended;
      -     the Employee Retirement Income Security Act of 1974, as amended;
      -     the Family and Medical Leave Act of 1993;
      -     the Equal Pay Act;
      -     the Worker Adjustment Retraining and Notification Act;
      -     the National Labor Relations Act;
      -     the Employee Retirement Income Security Act of 1964, or
      - any other federal, state or local law or ordinance (including, without limitation, the New York State Human Rights Law, the New York City Human Rights Law, the New Jersey Law Against Discrimination, the conscientious Employee Protection Act, the California Fair Employment and Housing Act, and the California Labor
            Code), or

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(ii)  any other rights or claims which might have been asserted by me including, but not limited to, any claims for wages, severance, bonuses, monetary or equitable relief or other damages of any kind, other employee fringe benefits or attorneys' fees, and any claims arising under Company policies, welfare or benefit plans, or other employment practices. This release, however, will not affect my vested profit sharing savings plan benefits or other vested benefits.

      I understand that any payment or benefits provided to me under the terms of this Agreement do not constitute an admission by the Company that it has violated any law or legal obligation with respect to any aspect of my employment or termination therefrom.

      I also agree, to the extent consistent with applicable law, not to initiate any legal action, charge or complaint ("Action") against the Company in any forum whatsoever. Further to the extent any such Action has been or is brought, I expressly waive any claim to any form of monetary or other damages or any form of recovery or relief in connection with any such Action, or in connection with any Action brought by a third party.

      I also agree that I will not issue any communication, written or oral, that disparages, criticizes or otherwise reflects adversely or encourages any adverse action against the Company. I also agree that I will not divulge, communicate, or in any way make use of any confidential or proprietary information acquired during my employment with the Company.

      I further agree that I will cooperate fully with the Company in connection with any existing or future litigation involving the Company, whether administrative, civil or criminal in nature, in which and to the extent the company deems my cooperation necessary.

      Upon signing this Agreement, I understand and agree that the release in this Agreement is intended to be a full and complete waiver of all claims, if any, which I may have and which I do not now know or suspect to exist in my favor against the Company or any of its Related Persons and that this Agreement extinguishes those claims. By signing below, I am making a knowing and voluntary decision to waive and release any and all claims in exchange for the benefits offered by the Company. This Agreement constitutes the entire agreement between me and the Company concerning my employment and the termination of my employment, and supersedes all prior discussions, agreements and understandings of every kind between me and the Company.

      The Company recommends that I consult with an attorney prior to signing this Agreement.

OTHER INFORMATION

      This Agreement may not be modified or amended unless authorized and agreed to in writing, and signed by me and approved by an authorized Company Officer. This Agreement shall be governed by the laws of the State of New York, without reference to its choice of law rules. If any clause of this Agreement should ever be determined to be unenforceable, it is agreed that this will not affect the enforceability of any other clause or the remainder of this Agreement.

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      I acknowledge that I have carefully read and fully understand all of the provisions of this Agreement, and that I am entering into this Agreement freely, knowingly and voluntarily in exchange for valuable consideration.



Timothy Schmidt                              /s/ Timothy Schmidt
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Print Name                                   Signature



52 W Windsor Pkwy, Oceanside, NY 11572       (631) 385-0007
--------------------------------------       -----------------------------------
Address                                      Telephone No.



Date Signed:          8/19/05
             -------------------------



Company Authorization:

110 MEDIA GROUP, INC.


By: /s/ Darren Cioffi          CFO
--------------------------------------
    Darren Cioffi,
    Chief Financial Officer












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